                                 EXHIBIT 10.33

                          EXECUTIVE SEVERANCE AGREEMENT

          This Executive Severance Agreement (this "Agreement") is dated as of the 10th day of January, 2002, between The Timken Company, an Ohio corporation
(the "Company"), and Glenn A. Eisenberg (the "Executive").

          WHEREAS, the Executive is employed as Executive Vice President -
Finance and Administration of the Company, is a key employee of the Company and is expected to make major contributions to the profitability, growth and financial strength of the Company; and

          WHEREAS, the Company wishes to induce Executive to accept employment with and to remain in the employment of the Company; and

          WHEREAS, the Company recognizes that a termination of employment may occur in circumstances where the Executive should receive additional compensation for services theretofore rendered and for other good consideration.

          NOW, THEREFORE, in consideration of the premises, the Company and the
Executive hereby agree as follows:

          1.   Definitions:

               1.1  Company Termination Event:  The term "Company Termination
Event" shall mean the termination, prior to any Executive Termination Event, of the employment of the Executive by the Company in any of the following events:

          (a)  The Executive's death;

          (b)  If the Executive shall become eligible to receive and begin to receive long-term disability benefits under The Long Term
               Disability Program of The Timken Company or any successor plan in an amount not less than the benefits provided by such plans as in effect as of such date; or

          (c)  For Cause.  Termination shall be deemed to have been for "Cause"
               if based on the fact that the Executive has (i) been convicted of or failed to contest charges of a felony; (ii) committed a material act of dishonesty or disloyalty with respect to the
               Company which is materially injurious to the Company, or (iii)
               willfully and deliberately refused to perform duties normally associated with the Executive's position or reasonable duties assigned by the Executive's supervisor consistent with the
               Executive's position, not remedied within 30 days after receipt of written notice by the Company.

               1.2  Executive Termination Event:  The term "Executive
Termination Event" shall mean the termination of the Executive's employment
(including a decision to retire if eligible under The 1984 Retirement Plan for
Salaried Employees of The Timken Company, or any successor plan (the "Retirement
Plan")) by the Executive in any of the following events:

          (a)  A significant reduction or other adverse change in the nature or scope of the responsibilities, authorities, duties, powers or functions (including status, offices, titles and reporting requirements) of the Executive, not effected at the request or with the consent of the Executive;

          (b)  A reduction by the Company in the Executive's annual base salary, as the same may be increased from time to time;

          (c)  The failure by the Company (i) to continue in effect without substantial change any compensation or benefit plan in which the
               Executive participates that is material to his total
               compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Executive's
               participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants;

          (d)  The material breach by the Company of any provision of any material agreement between the Executive and the Company,
               excluding for this purpose an isolated and inadvertent action not taken in bad faith and remedied by the Company within 30 days after receipt of notice from the Executive.

          2.   Executive Severance Compensation:

               2.1  Severance Compensation:  If the Executive's employment is terminated other than pursuant to a Company Termination Event, or if the
Executive voluntarily terminates his employment pursuant to an Executive
Termination Event, during the first three years, then the Company will:
(a) pay to the Executive a lump sum cash payment equal to two times the sum of the Executive's base salary plus target bonus for the year in which the
Executive's employment is terminated, (b) pay for individual executive outplacement services for the Executive for 12 months beginning on the termination date (or until such earlier date upon which the Executive has secured other full-time employment), and (c) provide to the Executive and his eligible dependants coverage, at no cost to the Executive, under (or benefits substantially similar to) the Company's medical and dental plans for 24 months beginning on the termination date.  In the event the Executive's employment is terminated after the end of the third year, the Company and the Executive will negotiate in good faith an appropriate severance arrangement, taking into consideration the Executive's position with the Company.

               2.2  Payment:  In the event the Executive receives compensation under the Severance Agreement between the Executive and the Company (the
"Severance Agreement"), the Executive will no longer be entitled to the severance compensation described in section 2.1 of this Executive Severance
Agreemennt.  In the event that the Executive becomes eligible to receive compensation under the Severance Agreement after he has already received compensation under this Executive Severance Agreement, all amounts received by

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the Executive under this Executive Severance Agreement shall be deducted from the amount the Executive is entitled to under the Severance Agreement and the
Executive shall receive the remaining benefits under the Severance Agreement.

               2.3  Release:  Payment of the severance compensation described section 2.1 of this Executive Severance Agreement is conditioned upon the
Executive executing and delivering a release reasonably satisfactory to the
Company releasing the Company from any and all claims, demands, damages, actions and/or causes of action whatsoever, which the Executive may have on account of the termination of his employment; provided, however, that such release will not release the Company of its obligations to the Executive under the preceding paragraph or any other contractual obligations between the
Company or its affiliates and the Executive, or any indemnification obligations to the Executive under the Company's Regulations, Articles of Incorporation, state law, or otherwise.

          3.   Employment Rights:  Either the Company or the Executive may
terminate the Executive's employment with the Company at any time.

          4.   Successors and Binding Agreement:  The obligations set forth in this agreement shall inure to the benefit of and be enforceable by the
Executive's legal representatives and shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

                                    /s/ Glenn A. Eisenberg
                                    ______________________
                                        Glenn A. Eisenberg

                                   THE TIMKEN COMPANY

                                   By:   /s/ William R. Burkhart
                                       __________________________________
                                       Name:  William R. Burkhart
                                       Title:    Sr. VP & General Counsel

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